Exhibit 10.1

AMENDMENT NO 2 To

EMPLOYMENT AGREEMENT

Company and Executive agree as follows:

1.	Definitions.

(a)	Except as otherwise defined herein, the initially capitalized and fully capitalized terms shall have the meanings ascribed to them in the Amended Agreement.

(b)	“Agreement” means the Executive Employment Agreement made and entered into by and between Company and Executive on March 23, 2016, a copy of which is attached hereto as Exhibit A.

(c)	“Amended Agreement” means the Agreement as amended by the First Amendment.

(d)	“Amendment Date” means the date of the First Amendment.

(e)	“First Amendment” means the February 15, 2017 amendment to the Agreement, a copy of which is attached hereto as Exhibit B.

(f)	“Second Amendment” means this amendment to the Amended Agreement.

(g)	“Second Amendment Date” means August 2, 2017.

(h)	“Company” means Akari Therapeutics PLC (registration number: 05252842) a company organized under the law of England and Wales.

(i)	“Executive” means Robert M. Shaw, residing at 24 Meadow Lane, West Long Branch, New Jersey, 07764 USA.

2.	Amendments to the Agreement.

(a)	In Section 1 of the Amended Agreement, entitled “Role and Duties”, the first sentence is replaced, in its entirety, by the following sentences: “Subject to the terms and conditions of this Agreement, as amended, Company shall continue to employ Executive as its General Counsel and Company Secretary. In this position, Executive is the Chief Legal Officer (“CLO”) and the Chief Compliance Officer (“CCO”) of the Company and is also the functional head of the governance, intellectual property (“IP”) and information technology (“IT”) functions. Executive reports to the Executive Chairman or, if one does not exist, the Chairman, of the Board as Company Secretary pursuant to the Company's Articles of Association, as the CCO, and as the head of the governance function. Executive reports to the Company's Chief Executive Officer (“CEO”) as the CLO and as the head of the IP and IT functions. During the Term, Executive shall be reappointed annually as an executive officer of the Company with the foregoing titles and responsibilities.”

(b)	In Section 3(a) of the Amended Agreement, entitled “Base Salary”, the following words in the first sentence, “annual rate of $250,000.00” are replaced by the words “annual rate of $318,000”, and the last sentence is amended to read in its entirety as follows: “The Compensation Committee of the Board, with input from the Executive Chairman, or if one does not exist, the Chairman, of the Board, and the CEO, shall review the Base Salary on an annual basis.”.

(c)	In Section 3(h) of the Amended Agreement, entitled “Annual Performance Bonus”, in the first sentence, the words “Annual Performance Bonus equal to thirty percent (30%) of Executive's Base Salary in the year to which the Annual Performance Bonus relates” are replaced by the following words: “Annual Performance Bonus equal to forty percent (40%) of Executive's Base Salary in the year to which the Annual Performance Bonus relates”.

(d)	In Section 4(c)(A) of the Amended Agreement, entitled “Severance Payments”, the following words in the first sentence “seventy-five percent (75%) of'are deleted, and in the second sentence, the words: “over a 9-month period” are replaced by the following words: “over a 12-month period”.

(e)	In Section 4(c)(B) of the Amended Agreement, entitled “Benefit Payments”, the words “nine (9) months” are replaced by the words “twelve (12) months” .

3.	Additional Terms.

(a)	This Second Amendment is effective as of the Second Amendment Date.

(b)	Except as expressly amended by this Second Amendment, the Amended Agreement shall remain in full force and effect according to its terms.

(c)	This Second Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For all purposes, a signature sent by email as a pdf shall be treated as an original.

IN WITNESS WHEREOF, Executive and Company have executed this Second Amendment as of the Second Amendment Date.

Executive	Company

Akari Therapeutics PLC

/s/ Robert M. Shaw	By: /s/ Ray Prudo
Robert M. Shaw	Name: Ray Prudo
Title: Executive Chairman

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